UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2023

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39245	84-3755666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area (212) 465-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	MSGE*	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*	Upon the Distribution (as defined herein) Madison Square Garden Entertainment Corp. will change its name to “Sphere Entertainment Co.” and will change its symbol on the NYSE to “SPHR”.

INTRODUCTORY NOTE

Distribution of MSGE Spinco, Inc.

On March 29, 2023, the Board of Directors of Madison Square Garden Entertainment Corp. (the “Registrant”) approved the distribution to its stockholders of approximately 67% of the issued and outstanding shares of the common stock of MSGE Spinco, Inc. (“MSGE Spinco”) (such distribution of MSGE Spinco’s common stock, the “Distribution”). The shares issued in the Distribution will include approximately 62% of the outstanding shares of Class A Common Stock and 100% of the outstanding shares of Class B Common Stock.

The Distribution will take the form of a distribution by the Registrant of (a) one share of MSGE Spinco’s Class A common stock, par value $0.01 per share (“MSGE Spinco Class A Common Stock”), for every one share of the Registrant’s Class A common stock, par value $0.01 per share (“Registrant Class A Common Stock”), held of record at the close of business in New York City on April 14, 2023 (the “Record Date”), and (b) one share of MSGE Spinco’s Class B common stock, par value $0.01 per share, for every one share of the Registrant’s Class B common stock, par value $0.01 per share, held of record at the close of business in New York City on the Record Date. The Distribution will become effective and the new shares of MSGE Spinco will be distributed at 11:59 p.m., New York City time, on April 20, 2023 (the “Distribution date”). The completion of the Distribution is subject to, among other things, (i) the effectiveness of MSGE Spinco’s registration statement on Form 10 (the “Form 10”) filed with the Securities and Exchange Commission (the “SEC”) and final listing approval from the New York Stock Exchange (“NYSE”) with respect to MSGE Spinco Class A Common Stock, (ii) the making of the Contribution (defined below), (iii) final approval from the National Basketball Association (the “NBA”) and (iv) receipt of a tax opinion from counsel to the Registrant. The Registrant’s Board of Directors has reserved the right to modify or abandon the Distribution at any time prior to the Distribution. The Registrant expects the conditions to the Distribution to be satisfied on or before the Distribution date.

The Form 10 contains information about MSGE Spinco and the Distribution. Prior to the Distribution, the Registrant will distribute to its stockholders of record on the Record Date copies of an information statement relating to MSGE Spinco that is part of the Form 10 filing.

Name Change

Concurrent with the Distribution, the Registrant will change its name to “Sphere Entertainment Co.” and MSGE Spinco will change its name to “Madison Square Garden Entertainment Corp.” On the first trading day following the Distribution date, the trading symbol for Registrant Class A Common Stock on the NYSE will change from “MSGE” to “SPHR” and the MSGE Spinco Class A Common Stock will trade on the NYSE under the symbol “MSGE.”

Item 1.01	Entry into a Material Definitive Agreement.

Following the Distribution, MSGE Spinco will be a public company and the Registrant will have an approximately 33% common stock ownership interest in MSGE Spinco in the form of Class A Common Stock of MSGE Spinco. The Registrant will not own any of the MSGE Spinco Class B Common Stock following the Distribution. For purposes of governing the ongoing relationships between the Registrant and MSGE Spinco after the Distribution and to provide for an orderly transition, the Registrant and MSGE Spinco have entered or will enter into a number of agreements prior to the Distribution. The principal agreements are described below.

The agreements summarized in this Item 1.01 are included as Exhibits 2.1 and 2.2 and 10.1 through 10.5 to this Current Report on Form 8-K, and the following summaries of those agreements are qualified in their entirety by reference to the agreements as so filed, which are incorporated into this Item 1.01 by reference.

Distribution Agreement

On March 29, 2023, the Registrant entered into the Distribution Agreement with MSGE Spinco as part of a series of transactions pursuant to which MSGE Spinco will receive prior to the Distribution the subsidiaries, businesses and other assets described in the Form 10 that formerly comprised of the Registrant’s live entertainment and booking businesses (the “Contributed Assets”).

Under the Distribution Agreement, as further described in the Introductory Note above, the Registrant will distribute approximately 67% of MSGE Spinco’s common stock to the common stockholders of the Registrant. The Distribution Agreement provides that the Registrant will have the sole and absolute discretion to determine whether to proceed with the Distribution, including the form, structure and terms of any transactions to effect the Distribution and the timing of and conditions to the consummation of the Distribution.

Under the Distribution Agreement, the Registrant provides MSGE Spinco with indemnities with respect to liabilities, damages, costs and expenses arising out of any of: (i) the Registrant’s businesses (other than businesses of MSGE Spinco); (ii) certain identified claims or proceedings; (iii) any breach by the Registrant of its obligations under the Distribution Agreement; (iv) any untrue statement or omission in the Form 10 or in the information statement relating to the Registrant and its subsidiaries; and (v) indemnification obligations MSGE Spinco may have to the NBA or NHL that result from acts or omissions of the Registrant. MSGE Spinco provides the Registrant with indemnities with respect to liabilities, damages, costs and expenses arising out of any of (i) MSGE Spinco’s businesses; (ii) any breach by MSGE Spinco of its obligations under the Distribution Agreement; (iii) any untrue statement or omission in the Form 10 or in the information statement other than any such statement or omission relating to the Registrant and its subsidiaries; and (iv) indemnification obligations the Registrant may have to the NBA or NHL that result from acts or omissions of MSGE Spinco.

In the Distribution Agreement, MSGE Spinco released the Registrant from any claims it might have arising out of: (i) the management of the businesses and affairs of Registrant’s Entertainment business segment (excluding Sphere) on or prior to the Distribution; (ii) the terms of the Distribution, MSGE Spinco’s amended and restated certificate of incorporation, MSGE Spinco’s by-laws and the other agreements entered into in connection with the Distribution; and (iii) any decisions that have been made, or actions taken, relating to Registrant’s Entertainment business segment (excluding Sphere) or the Distribution.

Additionally, in the Distribution Agreement, the Registrant released MSGE Spinco from any claims it might have arising out of: (i) the management of the businesses and affairs of the Registrant’s MSG Networks, Inc. (“MSG Networks”) and Tao Group Hospitality business segments or related to the Sphere business on or prior to the Distribution; (ii) the terms of the Distribution and the other agreements entered into in connection with the Distribution; and (iii) any decisions that have been made, or actions taken, relating to the Distribution.

The Distribution Agreement also provides for access to records and information, cooperation in defending litigation, as well as methods of resolution for certain disputes.

Contribution Agreement

On March 29, 2023, the Registrant, MSGE Spinco and MSG Entertainment Group, LLC (to be renamed Sphere Entertainment Group, LLC), a direct wholly-owned subsidiary of the Registrant, entered into a Contribution Agreement pursuant to which the Registrant will contribute the Contributed Assets to MSGE Spinco prior to the Distribution (such transaction, the “Contribution”). In consideration of the Contribution, MSGE Spinco will issue shares of its common stock to the Registrant. The Contribution Agreement does not provide for any ongoing obligations for any party following the Distribution.

Transition Services Agreement

On March 29, 2023, the Registrant and MSGE Spinco entered into a Transition Services Agreement under which, in exchange for the fees specified in such agreement, MSGE Spinco has agreed to provide certain corporate and other services to the Registrant, including with respect to such areas as information technology, accounts payable, payroll, tax, certain legal functions, human resources, insurance and risk management, government affairs, investor relations, corporate communications, benefit plan administration and reporting, and internal audit functions as well as certain marketing functions. The Registrant has similarly agreed to provide certain transition services to MSGE Spinco. MSGE Spinco and the Registrant, as parties receiving services under the agreement, have agreed to indemnify the party providing services for losses incurred by such party that arise out of or are otherwise in connection with the provision by such party of services under the agreement, except to the extent that such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the agreement. Similarly, each party providing services under the agreement has agreed to indemnify the party receiving services for losses incurred by such party that arise out of or are otherwise in connection with the indemnifying party’s provision of services under the agreement if such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the agreement.

Tax Disaffiliation Agreement

On March 29, 2023, the Registrant and MSGE Spinco entered into a Tax Disaffiliation Agreement that governs the parties’ respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters. References in this summary description of the Tax Disaffiliation Agreement to the terms “tax” or “taxes” means taxes as well as any interest, penalties, additions to tax or additional amounts in respect of such taxes.

MSGE Spinco and its eligible subsidiaries currently join with the Registrant in the filing of certain consolidated, combined, and unitary returns for state, local, and other applicable tax purposes. However, for periods (or portions thereof) beginning after the Distribution, MSGE Spinco generally will not join with the Registrant in the filing of any federal, state, local or other applicable consolidated, combined or unitary tax returns.

Under the Tax Disaffiliation Agreement, with certain exceptions, the Registrant will generally be responsible for all U.S. federal, state, local and other applicable income taxes for any taxable period or portion of such period ending on or before the Distribution date. MSGE Spinco will generally be responsible for all taxes that are attributable to it or one of its subsidiaries after the Distribution date.

For any tax year, MSGE Spinco will generally be responsible for filing all separate company tax returns that relate to MSGE Spinco or one of its subsidiaries and that do not also include the Registrant or any of its subsidiaries. The Registrant will generally be responsible for filing all separate company tax returns that relate to the Registrant or its subsidiaries (other than tax returns that will be filed by MSGE Spinco), and for filing consolidated, combined or unitary returns that include (i) one or more of the Registrant and its subsidiaries and (ii) one or more of MSGE Spinco and its subsidiaries. Where possible, MSGE Spinco has waived the right to carry back any losses, credits, or similar items to periods ending prior to or on the Distribution date; however, if MSGE Spinco cannot waive the right, MSGE Spinco would be entitled to receive the resulting refund or credit, net of any taxes incurred by the Registrant with respect to the refund or credit.

Generally, MSGE Spinco will have the authority to conduct all tax proceedings, including tax audits, relating to taxes or any adjustment to taxes for which MSGE Spinco is responsible for filing a return under the Tax Disaffiliation Agreement, and the Registrant will have the authority to conduct all tax proceedings, including tax audits, relating to taxes or any adjustment to taxes for which the Registrant is responsible for filing a return under the Tax Disaffiliation Agreement. However, if one party acknowledges a liability to indemnify the other party for a tax to which such proceeding relates, and provides evidence to the other party of its ability to make such payment, the first-mentioned party will have the authority to conduct such proceeding. The Tax Disaffiliation Agreement further provides for cooperation between the Registrant and MSGE Spinco with respect to tax matters, the exchange of information and the retention of records that may affect the tax liabilities of the parties to the agreement.

The Tax Disaffiliation Agreement requires that none of the Registrant, MSGE Spinco or any of their respective subsidiaries will take, or fail to take, any action where such action, or failure to act, would be inconsistent with or preclude the Distribution from qualifying as a tax-free transaction to the Registrant and to its stockholders under Section 355 of the Internal Revenue Code of 1986, as amended, or would otherwise cause holders of the Registrant’s stock receiving MSGE Spinco stock in the Distribution to be taxed as a result of the Distribution and certain transactions undertaken in connection with the Distribution. Additionally, for the two-year period following the Distribution, the Registrant and MSGE Spinco may not engage in certain activities that may jeopardize the tax-free treatment of the Distribution to the Registrant and its stockholders, unless, in the case of MSGE Spinco, MSGE Spinco receives the Registrant’s consent or otherwise obtains a ruling from the Internal Revenue Service or a legal opinion, in either case reasonably satisfactory to the Registrant, that the activity will not alter the tax-free status of the Distribution to the Registrant and its stockholders.

Finally, MSGE Spinco is required to indemnify the Registrant and its subsidiaries, directors and officers for any taxes, resulting from action or failure to act, if such action or failure to act precludes the Distribution from qualifying as a tax-free transaction (including taxes imposed as a result of a violation of the restrictions set forth above).

Employee Matters Agreement

On March 29, 2023, the Registrant and MSGE Spinco entered into an employee matters agreement (the “Employee Matters Agreement”) that will allocate assets, liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs and certain other related matters upon completion of the Distribution. In general, the Registrant’s employees currently participate in various of MSGE Spinco’s retirement, health and welfare, and other employee benefit plans. After the Distribution, it is anticipated that the Registrant’s employees will generally participate in similar plans and arrangements established and maintained by the Registrant; however, the Registrant may continue to be a participating company in certain of MSGE Spinco’s employee benefit plans during a transition period. Effective as of the Distribution date, MSGE Spinco and the Registrant generally will each hold responsibility for its respective employees and compensation plans.

Stockholder and Registration Rights Agreement

On March 29, 2023, the Registrant and MSGE Spinco entered into a registration rights agreement (the “Registration Rights Agreement”) that will provide the Registrant with “demand” and “piggyback” registration rights with respect to the MSGE Spinco Class A Common Stock that the Registrant will retain following the Distribution. In addition, the Registrant agreed to vote MSGE Spinco Class A Common Stock that it owns in proportion to the votes cast by the other holders of MSGE Spinco Class A Common Stock on such matter, to the extent such shares of MSGE Spinco Class A Common Stock are entitled to be voted on such matter. The shares of MSGE Spinco Class A Common Stock owned by the Registrant will be present at all stockholder meetings for quorum purposes. The Registrant will grant Spinco an irrevocable proxy to implement these voting agreements.

NBA Agreement

Prior to the Distribution, the Registrant and its subsidiaries that own a direct or indirect interest in the Madison Square Garden Arena (“The Garden”), where the New York Knicks play home games, including MSGE Spinco and its subsidiaries that will own a direct or indirect interest in The Garden, will enter into a Transaction Agreement with the NBA (the “NBA Transaction Agreement”) pursuant to which the NBA will agree to approve the Distribution and certain matters related to the Distribution. The Registrant and MSGE Spinco parties will make certain representations to the NBA regarding the Distribution and agree to comply with NBA rules and certain financial and business covenants in connection with The Garden. All Registrant and MSGE Spinco parties will agree to release the NBA entities from any claims against them and indemnify the NBA entities against any claims arising out of the Distribution or breaches of the NBA Transaction Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Distribution, there will be changes to the executive officers and directors of the Registrant.

Changes in Executive Officers

Effective on the Distribution date, the following executive officers of the Registrant will, in connection with their becoming executive officers of MSGE Spinco, cease to serve as executive officers of the Registrant:

•	David F. Byrnes (Executive Vice President and Chief Financial Officer),

•	Jamal H. Haughton (Executive Vice President and General Counsel),

•	Philip G. D’Ambrosio (Senior Vice President and Treasurer), and

•	Courtney Zeppetella (Senior Vice President, Controller and Chief Accounting Officer).

Also effective on the Distribution date, James L. Dolan, age 67, will continue to serve as the Executive Chairman and Chief Executive Officer of the Registrant, the Executive Chairman and Chief Executive Officer of MSGE Spinco, the Executive Chairman of Madison Square Garden Sports Corp. (“MSG Sports”), and the Non-Executive Chairman of AMC Networks Inc. (“AMC Networks”).

In addition, effective on the Distribution date, Gautam Ranji will serve as the Executive Vice President, Chief Financial Officer, and Treasurer of the Registrant. Mr. Ranji will serve as principal accounting officer until a successor is appointed.

Changes in Directors

On March 29, 2023, Messrs. Martin Bandier and Frederic V. Salerno tendered their resignations as directors of the Registrant effective as of the Distribution date. Messrs. Bandier and Salerno will become directors of MSGE Spinco effective as of the Distribution.

The following individual has been appointed, effective as of the Distribution date, to the Board of Directors of the Registrant as a director elected by holders of Registrant Class A Common Stock to fill one of the two vacancies created by the resignation of the director elected by holders of Registrant Class A Common Stock:

•

Carl E. Vogel, age 65. Mr. Vogel is a private investor and an industry advisor for KKR & Co Inc., a leading global investment firm. He is also an Executive Partner of Mill Point Capital, a middle market private equity firm; and Executive Chairman of Full Circle Fiber Partners, LLC. Mr. Vogel served as President of Dish Network Corporation, a satellite television provider from September 2006 until February 2008 and served as its Vice Chairman from June 2005 until March 2009. From October 2007 until March 2009, Mr. Vogel served as the Vice Chairman of the board of directors of, and as a Senior Advisor to, EchoStar Communications Corporation. From 2001 until 2005, Mr. Vogel served as the President and Chief Executive Officer of Charter Communications, Inc., a cable television and broadband services provider. Prior to joining Charter, Mr. Vogel worked as an executive officer in various capacities for companies affiliated with Liberty Media. Mr. Vogel is a member of the board of directors of AMC Networks Inc., Shaw Communications, Inc., Universal Electronics, Inc. and Sirius XM Holdings Inc. On April 30, 2021, Mr. Vogel left the board of directors of Dish Network Corporation at the end of his term after deciding not to stand for re-election. Mr. Vogel also served as a director of Ascent Media Corporation, Inc. during the last five years, and previously served as the chairman of Progress Acquisition Corp., a blank check company.

Effective as of the Distribution date, the Board of Directors of the Registrant has decreased the size of the Board of Directors from 17 to 16 directors. Effective immediately following the Distribution, Joseph J. Lhota, Vincent Tese and Carl E. Vogel will serve as members of the Audit Committee of the Board of Directors of the Registrant and Joseph J. Lhota, John L. Sykes and Carl E. Vogel will serve as members of the Compensation Committee of the Board of Directors of the Registrant. Mr. Lhota will serve as Chair of the Audit Committee and Mr. Sykes will continue to serve as Chair of the Compensation Committee of the Registrant.

Item 7.01	Regulation FD Disclosure.

Distribution Press Release

On March 30, 2023, the Registrant issued a press release in connection with approving the Distribution, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Note Regarding Forward-Looking Statements

Statements and other information included in this Current Report on Form 8-K that are not historical facts, including statements about the Registrant’s plans, strategies, beliefs and expectations, as well as certain estimates and assumptions used by the Registrant’s management, may constitute forward-looking statements. Forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements speak only as of the date they are made and, except for the Registrant’s ongoing obligations under the U.S. federal securities laws, the Registrant undertakes no obligation to publicly update any forward-looking statement.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on estimates and assumptions that are subject to change or revision, including the expected timing of the closing of the proposed transaction, that could cause actual results to differ materially from those expected or implied by the forward-looking statements or the estimates or assumptions used. Such forward-looking statements include, without limitation, the failure to obtain governmental and regulatory approvals required for the closing of the proposed transaction; the failure to satisfy the conditions to the closing of the proposed transaction; unexpected costs, liabilities or delays in connection with or with respect to the proposed transaction, including but not limited to changes due to general economic, political and business conditions; potential legal proceedings relating to the proposed transaction and the outcome of any such legal proceeding; and other risks to the consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. Additional factors that may affect the Registrant’s future results are identified in the Registrant’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Factors other than those listed above also could cause the Registrant’s results to differ materially from expected results.

Item 8.01	Other Events.

The information set forth in the Introductory Note is incorporated into this Item 8.01 by reference.

Certain Relationships and Potential Conflicts of Interest

As noted under Item 5.02 above, following the Distribution, there will be an overlap between certain officers of the Registrant, MSGE Spinco, MSG Sports and AMC Networks. James L. Dolan will serve as the Executive Chairman and Chief Executive Officer of both the Registrant and MSGE Spinco, as the Executive Chairman of MSG Sports and as Non-Executive Chairman of AMC Networks. In addition, Gregg G. Seibert will serve as a Vice Chairman of the Registrant, MSGE Spinco, MSG Sports and AMC Networks and Charles F. Dolan will continue to serve as Chairman Emeritus of AMC Networks concurrently with his service on the Registrant’s Board of Directors. Additionally, Mark Cresitello will serve as the Secretary of both the Registrant and MSG Sports.

Furthermore, immediately following the Distribution, nine of the members of the Registrant’s Board of Directors will also serve as directors of MSGE Spinco, ten will serve as directors of MSG Sports and eight will serve as directors of AMC Networks. There will be no overlap of Class A Directors as between the Registrant and MSGE Spinco.

The overlapping directors and officers may have actual or apparent conflicts of interest with respect to matters involving or affecting each company. For example, there will be the potential for a conflict of interest when the Registrant or MSGE Spinco, MSG Sports, and/or AMC Networks and their respective subsidiaries and successors (each of the foregoing an “Other Entity”) look at certain acquisitions and other corporate opportunities that may be suitable for more than one of the companies. Also, conflicts may arise if there are issues or disputes under the commercial arrangements that will exist between an Other Entity on the one hand and the Registrant on the other hand. In addition, after the Distribution, certain of the Registrant’s directors and officers will continue to own stock and/or stock options or other equity awards of an Other Entity. These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for Registrant and an Other Entity.

The Registrant’s amended and restated certificate of incorporation acknowledges that directors and officers of the Registrant may also be serving as directors, officers, employees or agents of MSG Sports, MSG Networks or AMC Networks (the “Overlap Persons”), and that the Registrant may engage in material business transactions with such entities and provides that no Overlap Person will be liable to the Registrant or its stockholders for breach of any fiduciary duty that would otherwise occur by reason of the fact that any such individual directs a corporate opportunity (other than certain limited types of restricted corporate opportunities set forth in the Registrant’s amended and restated certificate of incorporation, provided that the Registrant is directly engaged in such business at the relevant time) to MSG Sports, MSG Networks or AMC Networks instead of the Registrant, or does not refer or communicate information regarding such corporate opportunities to the Registrant. These provisions in our amended and restated certificate of incorporation also expressly validate certain contracts, agreements, arrangements and transactions (and amendments, modifications or terminations thereof) between the Registrant and MSG Sports, MSG Networks or AMC Networks and, to the fullest extent permitted by law, provide that the actions of the Overlap Persons in connection therewith are not breaches of fiduciary duties owed to the Registrant, any of its subsidiaries or their respective stockholders.

In connection with the Registrant’s acquisition of MSG Networks in 2021, the Board of Directors of the Registrant adopted a policy (the “Overlap Policy”) to remove the foregoing provisions as they apply to MSG Networks Inc. and its subsidiaries and revise the types of restricted corporate opportunities to include opportunities related to the MSG Networks business. In connection with the Distribution, the Board of Directors of the Registrant has amended the Overlap Policy to extend the foregoing provisions to directors and officers of the Registrant who serve as directors, officers, employees or agents of MSGE Spinco or its subsidiaries. Under the Overlap Policy, the types of restricted corporate opportunities have been revised to reflect the Registrant’s business following the Distribution and will now include an opportunity that relates (x) primarily to a theatrical or arena venue or (y) exclusively to the business of owning or operating a regional professional sports programming service that features the live carriage of games of teams that compete in the National Hockey League, the NBA or Major League Baseball and that is targeted to, and made available to, multichannel video programming distributors in the New York, New Jersey and Connecticut tri-state area.

Related Party Transaction Approval Policy

In connection with the Distribution, the Registrant will amend its Related Party Transaction Approval Policy to include MSGE Spinco as an affiliate under that policy. As a result, transactions with MSGE Spinco will be subject to approval by an independent committee of the Registrant’s Board of Directors if in excess of the $1,000,000 dollar threshold.

Treatment of Outstanding Options, Restricted Stock Units and Other Awards

The Registrant has issued options to purchase Registrant Class A Common Stock. In connection with the Distribution, each Registrant option will become two options: one will be an option to acquire Registrant Class A Common Stock and one an option to acquire Spinco Class A Common Stock. The existing exercise price will be allocated between the existing Registrant options and the new MSGE Spinco options based upon the volume weighted average prices of the Registrant Class A Common Stock and Spinco Class A Common Stock over the ten trading days immediately following the Distribution as reported by Bloomberg, and the underlying share amount will take into account the one-to-one distribution ratio (i.e., one share of Spinco Class A Common Stock will be issued for every one share of Registrant Class A Common Stock). The Registrant options and new MSGE Spinco options will not be exercisable during a period beginning on a date prior to the Distribution determined by the Registrant in its sole discretion, and continuing until the exercise prices of the Registrant options and new MSGE Spinco options are determined after the Distribution, or such longer period as the Registrant or MSGE Spinco determine is necessary with respect to the Registrant’s and MSGE Spinco’s respective awards. Other than the split of the Registrant options and the allocation of the existing exercise price, upon issuance of new MSGE Spinco options there will be no additional adjustment to the existing Registrant options in connection with the Distribution and the terms of each employee’s applicable Registrant award agreement will continue to govern the Registrant options. The options that MSGE Spinco issues in respect of outstanding Registrant stock options will be affected by a change in control or going private transaction of the Registrant, MSGE Spinco or MSG Sports, as set forth in the terms of the award agreement.

The Registrant has issued restricted stock units and performance stock units to its employees, which represent unfunded, unsecured rights to receive shares of Registrant Class A Common Stock (or cash or other property) at a future date upon the satisfaction of the conditions specified by the Compensation Committee of the Board of Directors of the Registrant in the award agreement. In connection with the Distribution, each holder of an employee restricted stock unit will receive one MSGE Spinco restricted stock unit in respect of every one Registrant restricted stock unit owned on the record date and continue to be entitled to a share of Registrant Class A Common Stock (or cash or other property) for each Registrant restricted stock unit in accordance with the Registrant award agreement. Additionally, each holder of an employee performance stock unit will receive one MSGE Spinco performance stock unit (at target performance) in respect of every one Registrant performance stock unit (at target performance) owned on the record date and continue to be entitled to a share of Registrant Class A Common Stock (or cash or other property) for each Registrant performance stock unit in accordance with the Registrant award agreement. The performance conditions applicable to Registrant performance stock units and MSGE Spinco performance stock units that have a performance period ending in 2023 will be equitably adjusted to reflect the Distribution in order to measure the achievement of the consolidated performance of the Registrant and MSGE Spinco over the performance period. The performance conditions applicable to Registrant performance stock units and MSGE Spinco performance stock units that have a performance period ending after 2023 will be equitably adjusted so that the performance conditions relate solely to whichever company employs the holder of the award as of the Distribution.

Except as described above, there will be no adjustment to the existing Registrant restricted stock units or Registrant performance stock units in connection with the Distribution and the terms of each employee’s applicable award agreement will continue to govern the Registrant award. The restricted stock units and performance stock units that MSGE Spinco issue in respect of outstanding Registrant awards will be affected by a change in control or going private transaction of the Registrant, MSGE Spinco or MSG Sports, as set forth in the terms of the award agreement.

The Registrant has issued restricted stock units to its non-employee directors which represent unfunded, unsecured rights to receive shares of Registrant Class A Common Stock (or cash or other property) at a future date. Such restricted stock units were fully vested on the date of grant. In connection with the Distribution, each holder of a director restricted stock unit will receive one share of Spinco Class A Common Stock in respect of every one Registrant restricted stock unit owned on the record date and continue to be entitled to a share of Registrant Class A Common Stock (or cash or other property) in accordance with the award agreement.

With respect to outstanding equity awards, the Registrant, MSGE Spinco and MSG Sports will not be regarded as competitive entities of each other for purposes of any non-compete provisions contained in the applicable award agreements. With respect to all outstanding Registrant awards (and MSGE Spinco awards issued in connection with such awards) holders of such awards will continue to vest so long as they remain employed by the Registrant, MSGE Spinco, MSG Sports or affiliates of such entities, provided that an employee who moves between the Registrant (or one of its subsidiaries), MSGE Spinco (or one of its subsidiaries) or MSG Sports (or one of its subsidiaries) at a time when the applicable entities are no longer affiliates will not continue to vest in Registrant awards and such change will constitute a termination of employment for purposes of the award agreement.

Tax Recognition of Certain Deferred Revenue in Connection with the Distribution

In connection with the reorganization transactions related to the Distribution, the tax recognition of deferred revenues from certain amounts that the Registrant collects in advance for ticket sales, sponsorships and suite rentals, all of which are Contributed Assets, will be accelerated to the date of the Distribution, rather than being recognized through the year ending June 30, 2024. However, the Registrant currently expects that any taxable income from the acceleration of such deferred revenue would be completely offset by the Registrant’s net operating losses.

Delayed Draw Term Facility

As an additional source of liquidity for the Registrant, prior to or concurrently with the consummation of the Distribution, it is expected that MSG Entertainment Holdings, LLC (“MSG Entertainment Holdings”) will enter into a delayed draw term loan facility (the “DDTL Facility”) with the Registrant. Pursuant to the DDTL Facility, MSG Entertainment Holdings would commit to lend up to $65 million in delayed draw term loans to the Registrant on an unsecured basis for a period of 18 months following the consummation of the Distribution. The DDTL Facility will mature and any unused commitments thereunder will expire 18 months after the effective date thereof. Borrowings under the DDTL Facility will bear interest at a variable rate equal to either, at the option of the Registrant, (a) a base rate plus an applicable margin, or (b) Term SOFR plus 0.10%, plus an applicable margin. Subject to customary borrowing conditions, the DDTL Facility may be drawn in up to six separate borrowings of $5 million or more. The DDTL Facility is prepayable at any time without penalty and amounts repaid on the DDTL Facility may not be reborrowed. The Registrant shall only be permitted to use the proceeds of the DDTL Facility (i) for funding costs associated with the Sphere initiative and (ii) in connection with refinancing of the indebtedness under the MSG Networks Credit Facility. The DDTL Facility contains certain representations and warranties and affirmative and negative covenants, including, among others, financial reporting, notices of material events, and limitations on asset dispositions, restricted payments, and affiliate transactions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1	Distribution Agreement, dated as of March 29, 2023, between Madison Square Garden Entertainment Corp. (to be renamed Sphere Entertainment Co.) and MSGE Spinco, Inc. (to be renamed Madison Square Garden Entertainment Corp.).

2.2	Contribution Agreement, dated as of March 29, 2023, between Madison Square Garden Entertainment Corp. (to be renamed Sphere Entertainment Co.), MSG Entertainment Group, LLC (to be renamed Sphere Entertainment Group, LLC) and MSGE Spinco, Inc. (to be renamed Madison Square Garden Entertainment Corp.).

10.1	Transition Services Agreement, dated as of March 29, 2023, between Madison Square Garden Entertainment Corp. (to be renamed Sphere Entertainment Co.) and MSGE Spinco, Inc. (to be renamed Madison Square Garden Entertainment Corp.).

10.2	Tax Disaffiliation Agreement, dated as of March 29, 2023, between Madison Square Garden Entertainment Corp. (to be renamed Sphere Entertainment Co.) and MSGE Spinco, Inc. (to be renamed Madison Square Garden Entertainment Corp.).

10.3	Employee Matters Agreement, dated March 29, 2023, between Madison Square Garden Entertainment Corp. (to be renamed Sphere Entertainment Co.) and MSGE Spinco, Inc. (to be renamed Madison Square Garden Entertainment Corp.).

10.4	Stockholder and Registration Rights Agreement, dated March 29, 2023, between Madison Square Garden Entertainment Corp. (to be renamed Sphere Entertainment Co.) and MSGE Spinco, Inc. (to be renamed Madison Square Garden Entertainment Corp.).

10.5	Form of NBA Transaction Agreement.

99.1	Press Release, dated March 30, 2023, issued by the Registrant.

104	Cover Page Interactive Data File (embedded within the inline XRBL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.
(Registrant)

Date: March 30, 2023	By:	/s/ David F. Byrnes
	Name:	David F. Byrnes
	Title:	Executive Vice President and Chief Financial Officer